Exhibit 99.1

MeetMe Reports First Quarter 2014 Financial Results

●	Total First Quarter Revenue increased 22% year-over-year to $9.5 million
●	First Quarter Mobile Revenue increased 144%

NEW HOPE, PA –May 8, 2014 – MeetMe®, Inc. (NASDAQ: MEET), the public market leader in social discovery, today reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

●	Total revenue was $9.5 million, up 22% from the first quarter of 2013.

●	Mobile revenue was $4.7 million, up 144% from the first quarter of 2013.

●	Mobile revenue represented nearly 50% of total revenue, the highest proportion in MeetMe's history.

●	Mobile average revenue per user (ARPU) was $1.92, up 134% from $0.82 in the first quarter of 2013, and exceeding web ARPU for the second consecutive quarter.

●	Mobile average revenue per daily active user (ARPDAU) was $0.068, up 145% from $0.028 in the first quarter of 2013.

●	Adjusted EBITDA was a loss of $500 thousand compared to a loss of $1.7 million in the first quarter of 2013. For the first quarter, the company reported a net loss of $3.4 million compared to a net loss of $7.3 million for the first quarter of 2013. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

Geoff Cook, Chief Executive Officer of MeetMe, said, "The mobile monetization products launched in 2013 drove encouraging first quarter results, and I believe the recent and upcoming engagement-oriented launches will drive results into 2015. As I’ve stated previously, our primary goal in 2014 is to grow mobile daily active users. We have made considerable progress towards that goal in recent weeks with the launch of significant updates to Chat and with the launch of ephemeral photo sharing on MeetMe. Since those launches, mobile DAU has averaged 852,000, an increase of 10% over the average in the first quarter. I am excited at the strength of the product pipeline with its continued focus on increasing the number of chats, continually improving the chat experience, and making it easy to discover new people with whom to chat. We believe these efforts will continue to drive DAU and ultimately mobile revenue.”

David Clark, Chief Financial Officer of MeetMe, added, “As anticipated, first quarter mobile revenue growth of 144% offset declining web revenues, leading to a 22% growth in total revenue. In addition, the bottom line continued its recent trend of steady year-over-year improvement. With $394,000 of cash flow from operating activities in the quarter, we believe our financial condition remains solid. Based on the success of our mobile strategy, the significant growth in spending on mobile advertising, the brand recognition that is leading to partnerships with social media leaders such as Sprint's Pinsight Media, and the promise of our new mobile features and standalone apps, we believe we have established the foundation of a franchise with significant long term potential in a rapidly expanding market.”

Webcast and Conference Call Details

Management will host a webcast to discuss first quarter 2014 financial results today at 10:30 AM Eastern time. A webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay will be available for 90 days. Interested parties unable to access the conference call via the webcast may dial 1-888-317-6003 and reference ID#: 5988680.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 75 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The Company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the future success of our mobile monetization products, our ability to launch new product releases, including engagement-oriented releases, as anticipated and, if so, their effectiveness at driving results, the strength of our product pipeline and whether it will increase the number of chats, improve the chat experience or make it easier to discover new people, whether our product efforts will drive DAU and mobile revenue, whether mobile revenue will continue to increase and if so, whether it will continue to offset declining web revenue, whether our bottom line will continue to improve, whether our financial condition will remain solid, whether we will achieve top line growth for the year, and whether we have established the foundation of a franchise with significant long term potential in a rapidly expanding market are forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that we will not be able to launch products and updates as anticipated, the risk that our applications will not function easily or otherwise as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices.  Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations above.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Contact:
Joe Hassett

Gregory FCA

610-228-2110

joeh@gregoryfca.com

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	March 31, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$5,786,227	$6,330,532
Accounts receivable, net of allowance of $450,000 and $495,000 at March 31, 2014 and December 31, 2013, respectively	8,586,432	10,136,929
Prepaid expenses and other current assets	662,614	597,133
Total current assets	15,035,273	17,064,594

Goodwill	70,646,036	70,646,036
Intangible assets, net	4,298,358	4,787,941
Property and equipment, net	2,313,186	2,871,800
Other assets	167,500	205,869
Total assets	$92,460,353	$95,576,240

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$3,106,383	$3,331,484
Accrued expenses and other liabilities	3,137,496	3,262,327
Deferred revenue	264,837	275,761
Current portion of capital leases	914,877	928,181
Current portion of long-term debt	1,650,608	2,333,966
Total current liabilities	9,074,201	10,131,719

Long term capital leases, less current portion, net	496,811	713,699
Long term debt, less current portion, net	2,359,780	2,102,842
Other Liabilities	1,000,993	819,930
Total liabilities	12,931,785	13,768,190

Commitments and Contingencies (see Note 8)

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares: Convertible preferred stock Series A-1, $.001 par value; authorized – 1,000,000 shares; 1,000,000 shares issued and outstanding at December 31, 2013 and 2012, respectively	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 38,566,589 and 38,477,359 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	38,570	38,481
Additional paid-in capital	283,613,085	282,496,996
Accumulated deficit	(203,533,436)	(200,110,075)
Accumulated other comprehensive loss	(590,651)	(618,352)
Total stockholders’ equity	79,528,568	81,808,050
Total liabilities and stockholders’ equity	$92,460,353	$95,576,240

See notes to consolidated financial statements included in the March 31, 2014 10-Q filing.

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013

Revenues	$9,503,504	$7,805,632
Operating Costs and Expenses:
Sales and marketing	2,159,088	1,986,693
Product development and content	6,857,440	6,383,444
General and administrative	1,929,645	2,400,259
Depreciation and amortization	1,085,459	1,082,944
Acquisition and restructuring costs	120,202	1,894,417
Loss on debt restructure	-	1,174,269
Total Operating Costs and Expenses	12,151,834	14,922,026
Loss from Operations	(2,648,330)	(7,116,394)
Other Income (Expense):
Interest income	1,166	2,256
Interest expense	(420,243)	(213,840)
Change in warrant liability	(355,954)	-
Total other income (expense)	(775,031)	(211,584)
Loss before income taxes	(3,423,361)	(7,327,978)
Income taxes	-	-
Net loss	$(3,423,361)	$(7,327,978)
Preferred stock dividends	$-	$-
Net Loss Allocable To Common Shareholders	$(3,423,361)	$(7,327,978)

Basic and diluted net loss per common share	$(0.09)	$(0.20)
Weighted average number of shares outstanding, basic and diluted	38,499,171	37,367,607

Net loss	$(3,423,361)	$(7,327,978)
Foreign currency translation, net	27,701	(17,327)
Comprehensive Loss	$(3,395,660)	$(7,345,305)

See notes to consolidated financial statements included in the March 31, 2014 10-Q filing.

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Net loss from continuing operations allocable to common shareholders	$(3,423,361)	$(7,327,978)
Interest expense	420,243	213,840
Change in warrant liability	355,954	-
Depreciation and amortization	1,085,459	1,082,944
Amortization of stock based compensation	941,287	1,305,148
Acquisition and restructuring costs	120,202	1,894,417
Loss on debt restructure	-	1,174,269
Adjusted EBITDA	$(500,216)	$(1,657,360)

GAAP basic and diluted net loss per common shareholders	$(0.09)	$(0.20)
Basic and diluted adjusted EBITDA per common shareholders	$(0.01)	$(0.04)
Weighted average number of shares outstanding, basic and diluted	38,499,171	37,367,607